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                                                                   Exhibit 99.1

    Written Statement of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, the Chairman and Chief Executive Officer and the Senior Vice President-Chief Financial Officer, of ITC/\DeltaCom, Inc., hereby certifies that, on the date hereof:

1. The annual report on Form 10-K of ITC/\DeltaCom, Inc. for the twelve months ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ITC/\DeltaCom, Inc.

Date:    March 31, 2003                   /s/ Larry F. Williams
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                                         Larry F. Williams
                                         Chairman and Chief Executive Officer


Date:    March 31, 2003                   /s/ Douglas A. Shumate
     ----------------------              ------------------------------------
                                         Douglas A. Shumate
                                         Senior Vice President-
                                          Chief Financial Officer